                                                                     EXHIBIT 25

     ___________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549
                          _________________________

                                  FORM  T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                 ___________________________________________
             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                  ________________________________________

                          THE CHASE MANHATTAN BANK
             (Exact name of trustee as specified in its charter)



NEW YORK                                                             13-4994650
(State of incorporation                                        (I.R.S. employer
if not a national bank)                                     identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                        10017
(Address of principal executive offices)                             (Zip Code)


                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)

                ____________________________________________
                        HOUSEHOLD FINANCE CORPORATION
             (Exact name of obligor as specified in its charter)



DELAWARE                                                             36-1239445
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)

2700 SANDERS ROAD
PROSPECT HEIGHTS, ILLINOIS                                                60070
(Address of principal executive offices)                             (Zip Code)


                ____________________________________________
                              MEDIUM TERM NOTES
                     (Title of the indenture securities)

     ___________________________________________________________________

                                   GENERAL


Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                                  SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12th day of March, 1998.

                                         THE CHASE MANHATTAN BANK



                                         By /s/ Gregory P. Shea
                                            -----------------------------
                                            Gregory P. Shea
                                            Senior Trust Officer

                            Exhibit 7 to Form T-1


                              Bank Call Notice

                           RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                          The Chase Manhattan Bank
                of 270 Park Avenue, New York, New York 10017
                   and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

               at the close of business December 31, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                DOLLAR AMOUNTS
             ASSETS                                               IN MILLIONS

Cash and balances due from depository institutions:
      Noninterest-bearing balances and
      currency and coin ........................................   $  12,428
      Interest-bearing balances ................................       3,428
Securities:  ...................................................
Held to maturity securities.....................................       2,561
Available for sale securities...................................      43,058
Federal funds sold and securities purchased under
      agreements to resell .....................................      29,633
Loans and lease financing receivables:
      Loans and leases, net of unearned income      $129,260
      Less: Allowance for loan and lease losses        2,783
      Less: Allocated transfer risk reserve ........       0
                                                    --------
      Loans and leases, net of unearned income,
      allowance, and reserve ...................................     126,477
Trading Assets .................................................      62,575
Premises and fixed assets (including capitalized
      leases)...................................................       2,943
Other real estate owned ........................................         295
Investments in unconsolidated subsidiaries and
      associated companies......................................         231
Customers' liability to this bank on acceptances
      outstanding ..............................................       1,698
Intangible assets ..............................................       1,466
Other assets ...................................................      10,268
                                                                   ---------
TOTAL ASSETS ...................................................   $ 297,061
                                                                   =========


                                 LIABILITIES


Deposits
      In domestic offices ......................................   $  94,524
      Noninterest-bearing ........................  $ 39,487
      Interest-bearing ...........................    55,037
                                                    --------
      In foreign offices, Edge and Agreement,
      subsidiaries and IBF's....................................      71,162
      Noninterest-bearing ........................  $  3,205
      Interest-bearing ...........................    67,957

Federal funds purchased and securities sold under agree-
ments to repurchase ............................................      43,181
Demand notes issued to the U.S. Treasury .......................       1,000
Trading liabilities ............................................      48,903

Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases):
      With a remaining maturity of one year or less ............       3,599
      With a remaining maturity of more than one year
          through three years...................................         253
    With a remaining maturity of more than three years..........         132
Bank's liability on acceptances executed and outstanding........       1,698
Subordinated notes and debentures ..............................       5,715
Other liabilities ..............................................       9,896

TOTAL LIABILITIES ..............................................     280,063
                                                                   ---------

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus                              0
Common stock ...................................................       1,211
Surplus  (exclude all surplus related to preferred stock).......      10,291
Undivided profits and capital reserves .........................       5,502
Net unrealized holding gains (losses)
on available-for-sale securities ...............................         (22)
Cumulative foreign currency translation adjustments ............          16

TOTAL EQUITY CAPITAL ...........................................      16,998
                                                                   ---------
TOTAL LIABILITIES AND EQUITY CAPITAL ...........................   $ 297,061
                                                                   =========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                        WALTER V. SHIPLEY       )
                                        THOMAS G. LABRECQUE     )  DIRECTORS
                                        WILLIAM B. HARRISON, JR.)